EXHIBIT 1. 1
[Translation]
ARTICLES OF INCORPORATION
Amended as of June 29, 2006
TDK Corporation

CHAPTER I
GENERAL PROVISIONS
(Name)

Article 1.	The Company shall be called TDK Kabushiki Kaisha and indicated as TDK Corporation in English.
(Purpose of Business)

Article 2.	The purpose of the Company is to conduct the following businesses:

	(1)	Manufacture and sale of electric machinery and appliances;

	(2)	Manufacture and sale of magnetic materials such as ferrite and magnet;

	(3)	Manufacture and sale of electronic machinery and appliances such as automatic inserting machine for electronic components, automatic mounter for electronic components, and electronic measuring equipment and of components thereof;

	(4)	Manufacture and sale of recording media such as magnetic tape, floppy disk and optical disk and of data writing, reading and storage equipment therefor;

	(5)	Manufacture and sale of ceramic materials such as electricity inductive ceramics, piezoelectric ceramics, semiconductor ceramics and electricity insulating ceramics;

	(6)	Manufacture and sale of circuit components such as coils and transformers;

	(7)	Manufacture and sale of semiconductor;

	(8)	Manufacture and sale of stabilizing power supplies (units to stabilize electric current or voltage);

	(9)	Manufacture and sale of machinery and appliances for medical use and medical instruments and of components thereof;

	(10)	Manufacture and sale of single crystal materials and each product applying the same;

	(11)	Manufacture and sale of precious metals, precious stones, artificial precious stones and each product applying or utilizing the same;

	(12)	Manufacture and sale of outer wall materials of buildings and structures;

	(13)	Designing and contracting of construction work;

	(14)	Development, production, sale and grant of license of software;

	(15)	Manufacture, sale and contracting of applied product, machinery and tools and equipment of each of the foregoing; and

	(16)	Any and all businesses incidental or relating to each of the foregoing.
(Location of Head Office)

Article 3.	The Company shall have its head office in Chuo-ku, Tokyo.

(Organization)

Article 4.	The Company shall establish the following bodies in addition to the general meeting of shareholders and the Directors.

	(1)	Board of Directors

	(2)	Corporate Auditors

	(3)	Board of Corporate Auditors

	(4)	Accounting Auditors
(Method of Public Notice)

Article 5.	The method to make public notices of the Company shall be made electronically. Provided, however, that in the event that such public notice can not be made due to an accident or unavoidable reason, the public notice shall be given by publication in the Nihon Keizai Shimbun.
CHAPTER II
SHARES
(Aggregate Number of Issuable Shares)

Article 6.	The total number of shares that the Company may issue shall be 480,000,000 shares.
(Issuance of Share Certificates)

Article 7.	The Company shall issue share certificates for its shares.
(Acquisition of the Company’s Own Shares)

Article 8.	The Company may acquire its own shares by resolution of the Board of Directors through transactions in the market, etc., in accordance with the provisions of Article 165, paragraph 2 of the Corporate Law of Japan.
(Number of Shares of One Unit and Non-Issuance of Share Certificates for Shares Constituting Less Than One Unit)

Article 9.	1.	The number of shares of one unit of shares of the Company shall be one hundred (100) shares.

	2.	Notwithstanding the provisions of Article 7, the Company shall not issue share certificates for shares constituting less than one unit of shares (hereinafter referred to as the “shares constituting less than one unit). Provided, however, that the foregoing shall not be applicable, in the event that the Share Handling Regulations provides for otherwise.
(Rights of Shareholder Holding Shares Constituting Less Than One Unit)

Article 10.	Shareholders (including beneficial shareholders, the same shall be applied hereinafter) of the Company shall not be allowed to exercise any rights in respect of the shares constituting less than one unit held by them, except for the following rights:

(1)	Rights provided for in each item of Article 189, paragraph 2 of the Corporate Law of Japan;

(2)	Rights to make a request in accordance with Article 166, paragraph 1 of the Corporate Law of Japan;

(3)	Rights to receive the allotment of offered shares and offered stock acquisition rights, in proportionate to the number of shares held by the shareholder;

(4)	Rights to make a request that is provided for in Article 11.
(Purchase of Shares Constituting Less Than One Unit)

Article 11.	1.	A shareholder (including beneficial shareholder, the same shall be applied hereinafter) who holds shares constituting less than one unit of the Company may request the Company to sell the relevant number of shares which shall constitute one unit of shares if combined with the shares constituting less than one unit already held by such shareholder, pursuant to the provisions of the Share Handling Regulations.

	2.	When a request stated in the preceding paragraph is made, in the event the Company does not own the relevant number of shares to sell, the Company may not accept such request.
(Administrator of Shareholder’s Register)

Article 12.	1.	The Company shall have an administrator of the shareholders’ register.

	2.	The appointment of administrator of the shareholders’ register and the office for handling the business of such administrator shall be determined by resolution of the Board of Directors, and the Company shall give public notice thereof.

	3.	The preparation and retention of shareholders’ register (including the beneficial shareholders’ register; the same shall be applied hereinafter), the register of stock acquisition rights and the register of lost share certificates of the Company, and other matters relating to shareholders’ register, the register of stock acquisition rights and the register of lost share certificates of the Company shall be entrusted to the administrator of shareholders’ register, but not handled by the Company.
(Share Handling Regulations)

Article 13.	Handling of shares of the Company and fees thereof shall be governed by laws and regulations, the Articles of Incorporation as well as the Share Handling Regulations established by the Board of Directors.
(Record Date)

Article 14.	1.	The Company shall deem those shareholders whose names have been entered or recorded in the last shareholders’ register as at the end of each business year as the shareholders holding voting rights who may exercise their voting rights at the ordinary general meeting of shareholders held with respect to the business year concerned.

	2.	If it is necessary in addition to the preceding paragraph, the Company may, upon giving prior notice, pursuant to the resolution of the Board of Directors, deem those shareholders and pledgees for registered shares whose names have been entered or recorded in the shareholders’ register on a certain day as the shareholders and pledgees for registered shares who may exercise the rights thereof.
CHAPTER III
GENERAL MEETING OF SHAREHOLDERS
(Convocation)

Article 15.	1.	Ordinary general meetings of shareholders shall be convened within three (3) months from the day following the end of each business year. Extraordinary general meeting of shareholders may be held from time to time when necessary.

	2.	General meetings of shareholders may be convened at the Head Office or any adjacent place thereto or at Ichikawa-city, Chiba Prefecture.
(Convener and Chairman)

Article 16.	1.	The Representative Director shall convene and preside over the general meetings of shareholders.

	2.	In case where there are two or more Representative Directors, one of the Representative Directors shall convene the meetings and act as the Chairman in the order of preference previously fixed by the Board of Directors. In the event that the Representative Director is prevented from so acting, another Director shall act in his or her place in the order of preference previously fixed by the Board of Directors.
(Disclosure via the Internet and Deemed Provision of Proxy Materials for General Meeting of Shareholders)

Article 17.	When convening a general meeting of shareholders, it shall be deemed that the Company has provided shareholders with necessary information that should be described or presented in proxy materials for the general meeting of shareholders, business reports, and non-consolidated and consolidated financial statements in the event that they are disclosed via the Internet in accordance with the Ministry of Justice Ordinance.

(Method of Resolution)

Article 18.	1.	Resolutions of general meetings of shareholders shall be adopted by a majority of the voting rights of the shareholders entitled to exercise voting rights who are present at the general meeting of shareholders, except where otherwise provided for by laws and regulations or the Articles of Incorporation.

	2.	Resolutions of general meetings of shareholders provided in Article 309, paragraph 2 of the Corporate Law of Japan shall be adopted by an affirmative vote of two-thirds (2/3) or more of the voting rights of shareholders present at the general meeting of shareholders, a quorum for which shall be the presence of shareholders with one-third (1/3) or more of the voting rights exercisable for such meeting.
(Exercise of Voting Rights by Proxy)

Article 19.	1.	A shareholder may exercise his or her voting rights by proxy, who shall be another shareholder with voting rights of the Company.

	2.	The shareholder or proxy is required to submit to the Company a document evidencing his or her representation at every general meeting of shareholders.
(Minutes)

Article 20.	A summary of proceedings and results at general meeting of shareholders, and other matters provided for by laws and regulations shall be stated or recorded in the minutes
CHAPTER IV
DIRECTORS AND THE BOARD OF DIRECTORS
(Number of Directors)

Article 21.	The number of Directors of the Company shall be ten (10) or less.
(Method of Appointment and Dismissal of Directors)

Article 22.	1.	Directors shall be appointed or dismissed at a general meeting of shareholders.

	2.	Resolution for appointment or dismissal of Directors shall be adopted by an affirmative vote of the majority of voting rights of shareholders present at the general meeting of shareholders, a quorum for which shall be the presence of shareholders with one-third (1/3) or more of the voting rights exercisable for such meeting.

	3.	Resolution for appointment of Directors shall not be by cumulative voting.

(Term of Office of Directors)

Article 23.	1.	The term of office of Directors shall expire at the close of the ordinary general meeting of shareholders held with respect to the last business year that ends within one (1) year after his or her appointment.

	2.	The term of office of a Director appointed to increase the number of Directors or fill a vacancy shall expire upon termination of the terms of office of the other Directors then in office.
(Representative Directors)

Article 24.	By resolution of the Board of Directors, Representative Directors shall be chosen.
(Convener and Chairman of the Board of Directors)

Article 25.	1.	The Representative Director shall convene and preside over the meetings of the Board of Directors, except where otherwise provided for by laws and regulations.

	2.	In case where there are two or more Representative Directors, one of the Representative Directors shall convene the meetings and act as the Chairman in the order of preference previously fixed by the Board of Directors. In the event that the Representative Director is prevented from so acting, another Director shall act in his or her place in the order of preference previously fixed by the Board of Directors.
(Notice of Convocation of the Board of Directors)

Article 26.	1.	A notice of convocation of the meeting of the Board of Directors shall be sent to each Director three (3) days prior to the date of such meeting. Provided, however, that in case of urgency, such period may be shortened.

	2.	When all Directors and Corporate Auditors give unanimous consent, the meetings of the Board of Directors may be held without the formal convocation procedures.
(Method of Resolution)

Article 27.	1.	Resolutions of the meetings of the Board of Directors shall be adopted by an affirmative vote of the majority of Directors present at meetings, a quorum for which shall be a majority of Directors present.

	2.	In the event that the requirements under Article 370 of the Corporate Law of Japan are fulfilled, the Company shall deem that a proposal on agenda at the meeting of the Board of Directors is adopted by resolution of the Board of Directors.
(Minutes)

Article 28.	A summary of proceedings and results at a meeting of the Board of Directors, and other matters provided for by laws and regulations shall be stated or recorded in the minutes. The Directors and Corporate Auditors present shall affix signatures (including affixing their names and seals) or make electronic signatures thereto.
(Regulations of the Board of Directors)

Article 29.	Any matter relating to the Board of Directors shall be governed by laws and regulations, the Articles of Incorporation as well as the Regulations of the Board of Directors established by the Board of Directors.
(Remuneration, etc. for Directors)

Article 30.	The remuneration, retirement awards, bonuses and any other material benefit received from the Company in consideration of execution of the duties of the Director shall be determined by resolution of a general meeting of shareholders.
CHAPTER V
CORPORATE AUDITORS AND THE BOARD OF CORPORATE AUDITORS
(Number of Corporate Auditors)

Article 31.	The number of Corporate Auditors of the Company shall be five (5) or less.
(Method of Appointment of Corporate Auditors)

Article 32.	1.	Corporate Auditors shall be appointed at a general meeting of shareholders.

	2.	Resolution for appointment of Corporate Auditors shall be adopted by an affirmative vote of the majority of voting rights of shareholders present at the general meeting of shareholders, a quorum for which shall be the presence of shareholders with one-third (1/3) or more of the voting rights exercisable for such meeting.
(Term of Office of Corporate Auditors)

Article 33.	1.	The term of office of Corporate Auditors shall expire at the close of the ordinary general meeting of shareholders held with respect to the last business year that ends within four (4) years after his or her appointment.

	2.	The term of office of a Corporate Auditor appointed to fill a vacancy of the Corporate Auditor who has resigned before termination of his or her term of office, shall expire upon termination of the term of office of the Corporate Auditor resigned.

(Full-time Corporate Auditors)

Article 34.	Full-time Corporate Auditors shall be chosen by resolution of the Board of Corporate Auditors.
(Notice of Convocation of the Board of Corporate Auditors)

Article 35.	1.	A notice of convocation of the meeting of the Board of Corporate Auditors shall be sent to each Corporate Auditor three (3) days prior to the date of such meeting. Provided, however, that in case of urgency, such period may be shortened.

	2.	When all Corporate Auditors give unanimous consent, the meetings of the Board of Corporate Auditors may be held without the formal convocation procedure.
(Method of Resolution of Corporate Auditors)

Article 36.	Unless otherwise provided by laws and ordinances, resolutions of the meetings of the Board of Corporate Auditors shall be adopted by a majority vote of Corporate Auditors.
(Minutes of the Board of Corporate Auditors)

Article 37.	A summary of proceedings and results at a meeting of the Board of Corporate Auditors, and other matters provided by laws and regulations shall be recorded in the minutes. The Corporate Auditors present shall affix signatures or make electronic signatures thereto.
(Regulations of the Board of Corporate Auditors)

Article 38.	Any matter relating to the Board of Corporate Auditors shall be governed by laws and regulations, the Articles of Incorporation as well as the Regulations of the Board of Corporate Auditors established by the Board of Corporate Auditors.
(Remuneration, etc., for Corporate Auditors)

Article 39.	The remuneration, retirement awards, bonuses and any other material benefit received from the Company in consideration of execution of the duties of the Corporate Auditor shall be determined by resolution of a general meeting of shareholders.

CHAPTER VI
ACCOUNTING AUDITORS
(Method of Appointment of Accounting Auditors)

Article 40.	Accounting Auditors shall be appointed at a general meeting of shareholders.
(Notice of Convocation of the Board of Corporate Auditors)

Article 41.	1.	The term of office of Accounting Auditors shall expire at the close of the ordinary general meeting of shareholders held with respect to the last business year that ends within one (1) year after his or her appointment.

	2.	Except where otherwise resolved at the general meeting of shareholders referred to in the preceding paragraph, an Accounting Auditor shall be deemed to have been re-appointed at such general meeting of shareholders.
CHAPTER VII
ACCOUNTS
(Business Year)

Article 42.	The business year of the Company shall be one (1) year commencing from April 1 of each year to March 31 of the following year.
(Record Date for Dividends on Retained Earnings)

Article 43.	1.	The record date for the year-end dividends of the Company shall be March 31 of each year.

	2.	In addition to the preceding paragraph, the Company may from time to time fix a record date and pay dividends on retained earnings.
(Interim Dividends)

Article 44.	By resolution of the Board of Directors, the Company may pay interim dividends on September 30 of each year as a record date.
(Period of Limitation of Dividends)

Article 45.	1.	In case of cash dividends, where any dividend is not received after elapse of three (3) full years from the date of offer of payment, the Company shall be discharged from liability for payment of such dividends and interim dividends.

	2.	No interest shall accrue on unpaid cash dividends on retained earnings.

Prepared	November 2, 1935
Approved	December 7, 1935
Amended	January 1, 1940
Amended	May 17, 1940
Amended	July 1, 1943
Amended	August 18, 1943
Amended	July 31, 1948
Amended	October 26, 1948
Amended	July 18, 1951
Amended	July 22, 1952
Amended	July 19, 1953
Amended	August 4, 1955
Amended	July 30, 1957
Amended	January 31, 1960
Amended	July 30, 1962
Amended	January 30, 1965
Amended	January 30, 1967
Amended	July 29, 1967
Amended	January 30, 1969
Amended	July 30, 1969
Amended	January 30, 1973
Amended	January 30, 1974
Amended	January 30, 1975
Amended	February 27, 1976
Amended	February 27, 1978
Amended	February 27, 1979
Amended	February 27, 1982
Amended	February 25, 1983
Amended	February 27, 1989
Amended	June 27, 1991
Amended	June 29, 1994
Amended	June 26, 1998
Amended	June 29, 2000
Amended	June 27, 2002
Amended	June 27, 2003
Amended	June 29, 2004
Amended	June 29, 2006